Membership Agreement

Between

Incompleteness Theorem Sdn Bhd

(“Service Provider”)

And

MSCI Consulting Sdn Bhd

(“Member”)

March 1st, 2023

Table of contents

Clause *Page*

Contents

MEMBERSHIP AGREEMENT

This Membership Agreement **("Agreement")** is made on March 1st, 2023 between the following parties:

1. **Incompleteness Theorem Sdn Bhd**
(Company No. 201501027792 (1153116-M))
of registered address at Lot 6.08, 6th Floor, Plaza First Nationwide, No 161, Jalan Tun H.S.Lee, 50000 Kuala Lumpur and business address at Unit 3.07, Level 3, KL Gateway Mall, No. 2 , Jalan Kerinchi, Pantai Dalam, 59200 Kuala Lumpur, Malaysia, (**"WORQ" or "Service Provider"**)

and

1. **The parties named in Schedule 1**
("**Member" or "You"**)

Recitals:

A. WHEREAS, the Service Provider is a company incorporated under the Companies Act 1965 having registered address at Lot 6.08, 6th Floor, Plaza First Nationwide, No 161, Jalan Tun H.S.Lee, 50000 Kuala Lumpur; and business address at Unit 3.07, Level 3, KL Gateway Mall, No. 2 , Jalan Kerinchi, Pantai Dalam, 59200 Kuala Lumpur, Malaysia.

B. WHEREAS, the Service Provider is in the business of providing services in the name and style of WORQ in the premise situated at Unit 3.07, Level 3, KL Gateway Mall, No. 2 , Jalan Kerinchi, Pantai Dalam, 59200 Kuala Lumpur, Malaysia, hereinafter referred to as ("the **Center**").

NOW, THEREFORE, the parties hereto agree as follows:

1. Interpretation

1.1 Interpretation

In this Agreement, headings are only for convenience and do not affect the interpretation and, unless the context requires otherwise –

(a) words in the singular include the plural and the other way around;

(b) all monetary amounts are expressed in Ringgit Malaysia. All payments of sums, charges, fees, costs and expenses and other amounts contemplated by this Agreement shall be paid in Ringgit Malaysia;

(c) the words "hereof", and "hereto" and words of similar import refer to this Agreement as a whole and not to any particular section hereof.

(d) a reference to a party to this Agreement includes that party's executors, administrators, successors and permitted assigns;

(e) a reference to "you", "your" and similar words in this Agreement refer to the Member whose details are listed in **Schedule 1**;

(f) a reference to "Center" is a reference to the address of the Center, including the building and land on which the Center is erected on/in, all area, corners, common area, facilities, furniture, fixtures, fittings at the Center;

(g) a reference to a clause or party is a reference to a clause in and party to this Agreement;

(h) a reference to a thing (including a right) includes any part of that thing;

(i) a reference to a document (including this Agreement) includes any amendment or supplement to, or replacement or novation of, that document;

(j) a provision must not be construed against a party merely because that party was responsible for preparing this Agreement or that provision; and

(k) general words are not given a restrictive meaning –

(1) if they are introduced by the word 'other' by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

(2) by reason of the fact that they are followed by particular examples intended to be embraced by those general words.

2. Membership

2.1 Identification & Authorization

(a) You warrant and represent that your details in **Schedule 1** in relation to your identity are accurate, precise and complete; and agree, if upon any request at any time by the Service Provider, to present valid, government-issued photo identification and/or the relevant attestation of official documents for verification purposes.

For the avoidance of doubt, "government" includes the Government of Malaysia and any other governing body of a nation, state or community.

(b) You may request to amend, update, or add the Member's details in **Schedule 1** of this Agreement.

(c) You warrant and represent to the Service Provider that you have the legal and lawful authority to execute and perform this Agreement.

(d) You agree that in any event, you are the authorized representative of an individual, agent, sole proprietor, company, or entity; you have obtained the lawful authority via written authorization or consent from such individual, agent, sole proprietor, company or entity.

(e) You agree not to impersonate or represent intentionally or unintentionally, in any way whatsoever, any third party, individual, agent, sole proprietor, company or entity without lawful authority; or otherwise provide, submit or present any false and/or misleading information to the Service Provider.

(f) In relation to **clause 2.1(a), (b), (c), (d) and (e)** above, you hereby agree to indemnify the Service Provider against any loss, cost and expenses incurred as a result of any of the abovementioned representation.

2.2 Membership Terms

(a) **Access Device**

(i) You will be issued with an Access Device to gain access to the Center.

For the avoidance of doubt, an "Access Device" means, including but not limited to, access cards, access keys, RFID cards, key cards or other means of entry to the Center.

(ii) You acknowledge and agree that such Access Device is used solely and exclusively for the purpose of accessing the Center and agree not to use the Access Device in any manner whatsoever not in line with the purpose of gaining access to the Center.

(iii) You agree not to reveal any credentials, passwords, data, information whatsoever; or assign, transfer, hand-over the Access Device to any party not being a member of the Service Provider; or make any duplicates, replicas or replacements of such Access Device.

(b) **Services**

You will be accorded enjoyment of Services (as herein defined) subject to all terms and conditions set forth in this Agreement.

(c) **Purchase of Day Passes**

You will be allowed to purchase additional day passes ("**Day Passes**") at additional fees to be determined absolutely at the discretion of the Service Provider. If you decide to purchase such additional day passes, you acknowledge and agree that:

i. These day passes can be transferred, assigned, or hand-over by you to any of your Affiliates or third party, subject always that such person acknowledges and agrees that in order for these day passes to be activated, such person is required to identify and register themselves at the front desk of the Service Provider.

ii. In any event, you shall be solely responsible for the proper use of all Day Passes purchased; and

iii. You acknowledge and agree that the Service Provider reserves the right to discontinue the sale of these Day Passes at any time.

2.3 Non-Assignment of Agreement

(a) You acknowledge and agree that the terms and conditions of this Agreement are exclusive, non-assignable and non-transferrable.

(b) You acknowledge and agree that save and except otherwise expressly provided in this Agreement, there shall be no third-party beneficiaries.

3. Services

3.1 Services

You agree that references to "Services" below mean your access and use of offerings or space **("Space")** at the Center, and complimentary general services **("Complimentary Services")**.

3.2 Space

(a) Choice of Space

You will be allowed access to Space at **Schedule 1** following choices as follows:

(i) Hot Desk: A flexible choice of any available working desk space in an open area shared with other members at the Center; or

(ii) Dedicated Desk: An assigned desk space in an open area shared with other members at the Center; or

(iii) Private Suite: A fully enclosed and lockable office space at the Center; or

(b) Membership Fee

(i) You shall pay a Membership Fee of the amount at **Schedule 1** for your access to Space.

3.3 Complimentary Services

You shall always be entitled to access the following Complimentary Services:

(a) The use of designated furniture at the Center;

(b) Public reception, lounge area and designated pantry at the Center;

(c) Any other facilities which the Service Provider at its sole and absolute discretion considers necessary to provide to you from time to time.

3.4 Additional Services

You may request for additional services, subject to additional fees ("**Additional Fee**") including but not limited to telephone connections or dispatch services or mail-handling services or printers, copiers or scanners or any other facilities which the Service Provider at its sole and absolute discretion considers necessary to provide ("**Additional Services**") at the Center.

(a) Scope

Your exact scope of Additional Services at **Schedule 1** would depend on:

(i) Your choice of Space; and

(ii) Your Credit Quota; and

(iii) The availability of such Additional Services; and

(iv) Additional features/ requests/ services.

For the avoidance of doubt, "Credit Quota" means quota amount at **Schedule 1** available for certain types of Additional Services. The quota amount will be allocated at the absolute discretion of the Service Provider to the Member depending on the Member's choice of Space at **Schedule 1.** This Credit Quota is non-refundable, not applicable for any promotion, and will not be brought forward from month to month.

(b) Additional Fee

(i) You agree that, should you choose to request Additional Services, you shall be subjected to an Additional Fee at Schedule 1

(ii) If Credit Quota is allocated for a particular type of Additional Service, then you shall pay an additional fee for the particular type of Additional Service pursuant to Price List at **Schedule 2** only after the whole of the Credit Quota has been exhausted.

3.5 Usage of Services & Additional Services

(a) Compliance

(i) You agree to observe, adhere and comply strictly with all terms and conditions of this Agreement, including all warranties, representations, instructions, whether express or implied of this Agreement including the terms of Privacy Notice (as included in **Schedule 3**) and the Rules and Regulations (as included in **Schedule 4**) of this Agreement.

(ii) You agree to observe, adhere and comply strictly with house rules governing your expected behaviour at the Center ("**House Rules**"). The House Rules is available for inspection at the Center and you acknowledge and agree that the House Rules may be revised from time to time. In general, you agree to not perform or cause to perform, do or cause to do any act that is or potentially will be disruptive, damaging or dangerous to the Service Provider, other members of the Service Provider, agents, guests, or any parties of the foregoing.

(iii) You agree that there are some services that may be subjected to additional guidelines, terms, conditions and/or rules, which will otherwise be communicated via any reasonable means by the Service Provider to you.

(b) Availability

(i) You may request additional services from time to time depending on availability; and

(ii) You understand that if you are unable to use the Services due to any reasons whatsoever including i) construction and/or renovation plans, ii) difficulty in procuring any permits or permission necessary, or iii) any disruptions, delays, emergency and/or any unforeseen events, you cannot challenge the validity of this Agreement and/or make any request, claim or demand against the Service Provider for compensation or any other demand.

(c) Modification

You acknowledge and agree that the Service Provider reserves its sole and absolute discretion to change, modify, amend, delete, add, and/or update any and all terms of Services and Additional Services including fee rates, payment method, payment obligations set forth in this Agreement at any time, from time to time with a reasonable informed period to the member; and such changes, modifications, amendments, deletion, addition and/or updates will be duly communicated to you via any reasonable means at the discretion of the Service Provider and such changes, modifications, amendments, deletion, addition and/or updates shall take effect immediately upon such notice.

(d) Accessibility

(i) The Services are accessible during Regular Business Hours (as defined below), with the exception of the extension of time subject to the Service Provider's written authorization.

For the avoidance of doubt, "Regular Business Hours" are generally from 9am to 6pm on all weekdays, except local government holidays and other days which the Service Provider will duly inform the Member. This is with regard to manned operations from Service Provider, however, space is accessible 24/7 unless stipulated otherwise by Service Provider.

(ii) You acknowledge and agree that the Service Provider reserves the right to regularly record video of the common areas of the Center, at all times including Regular Business Hours for security purposes.

(e) Third Party Services

(i) The Service Provider may at its sole and absolute discretion decide to provide you access to or discounts to third party products or services **("Third Party Services")** in connection with your Membership.

(ii) You may choose to not engage in any Third Party Services.

(iii) If you choose to engage any Third Party Services, you agree that the Service Provider will not be responsible, for any reason whatsoever for any claims, damages, liabilities or losses which you or the third party may incur in connection to such Third Party Services.

(iv) Hence, for the avoidance of doubt, "Services" or "Additional Services" do not include any Third Party Services.

(v)Third Party Services are solely between you and the relevant Third Party and any arrangement, relationship, partnership, obligation, duty or care will not by any reason whatsoever be implied upon the Service Provider.

(vi) You agree that pursuant to such Third Party Services, you may be subjected to the additional guidelines, terms, conditions and/or rules including additional payment obligation.

(f) Consideration

You shall enjoy the Services and/or Additional Services (if applicable) subject to observance, compliance and strict adherence to **clause 4** below.

4. Consideration

4.1 Payment

(a) On or prior to the Effective Date, you shall pay a refundable security deposit **("Membership Deposit")** stipulated under Schedule 1.

(b) You shall be refunded the Membership Deposit upon expiry of the Term except for circumstances in subsection (c) below.

(c) You acknowledge and agree that a portion of the Membership Deposit equivalent to the value of damage, shall without prejudice to the Service Provider's other rights in law, be forfeited to the Service Provider in the event:

(i) of any late or non-payment of Fee (as herein defined);

(ii) usage of the Access Device is not in line with this Agreement;

(iii) of damage or loss of any furniture, fixtures and fittings at the Center attributable to your faults;

(iv) a material breach by a Member of any warranty or representation stated in this Agreement as well as any material violation of the terms and conditions of the Rules & Regulations and/or House Rules as determined from time to time by the Service Provider will result in the termination of this Agreement if the violation is not remedied within seven (7) days of the Service Provider's written notice identifying the violation.

(d) During Term of Agreement

(i) During the Term (as herein defined) of this Agreement, you are required to pay to the Service Provider your recurring and/or non-recurring Membership Fee stipulated under **Schedule 1** and (if applicable) Additional Fee set out under **Schedule 2** (if applicable) and any other outstanding fees, subject to any relevant SST and/or GST charges (if applicable) on the first Business Day of each month.

For the avoidance of doubt, "Business Day" means an official working day of the week, Monday to Friday, excluding Saturday, Sunday and public local government/national holidays in Malaysia.

(ii) In any event, you must conclude payment for subsection (i) not later than a grace period of seven (7) Business days after the first Business Day of each month, failure to which, **clause 6.2** shall apply.

4.2 Payment Method

(i) Both parties agree to always, at all times, keep your payment information set out under **Schedule 1** up-to-date and accurate.

(ii) You acknowledge and agree that your payment information at **Schedule 1** will automatically be charged with the Fee and any other charges, default charges, late payment charges, penalties (as the case may be) which you may incur or be liable for in connection with the Membership.

(iii) You acknowledge and agree that your Membership and enjoyment of Services may be suspended and your Membership may be eventually terminated without further notice should the Fee be unpaid as stipulated in clause 4.1 (d)(i).

4.3 Non-Refundable

All Fees (excluding the Membership Deposit subject to clause 4.1 (b) and (c) for the avoidance of doubt) are non-refundable for any reason whatsoever.

4.4 Currency

All Fees must be paid in the currency of Ringgit Malaysia or in other currency as may be agreed by the Service Provider.

4.5 Sales and Services Tax (SST) Goods and Services Tax (GST)

For the avoidance of doubt, you acknowledge that all payment under this Agreement is subject to SST and/or GST charges applicable from time to time.

5. Term

5.1 Effective Date

This Agreement will be effective on the Start Date as stated in **Schedule 1** ("**Effective Date**"), provided that the Service Provider reserves the absolute discretion and right to not provide any Services until the payment in **clause 4** has been concluded.

5.2 Term

This Agreement shall be valid and legally enforceable for a term as stipulated in **Schedule 1** starting from the Effective Date unless terminated in accordance with this Agreement ("**Term**").

5.3 Early Termination

(a) If you wish to terminate this Agreement before the expiration of the Term:

(i) you must provide at least two (2) months' prior written notice to the Service Provider; and

(ii) the Service Provider shall be entitled to forfeit your Membership Deposit as agreed liquidated damages; and

(iii) the Service Provider shall be entitled to claim from you Membership Fee for the remaining unexpired Term and to be paid in full by you to the Service Provider within seven (7) days from the date of termination.

(b) For the purpose of this Clause 5.3:

(i) notice period of any termination notice served shall be deemed to be commencing from the first day of the subsequent calendar month after the notice is served (e.g for notice served on 7th February, the two (2) months' notice period shall be commencing on 1st March and expiring on 30th April); and

(ii) you are required to pay to the Service Provider your recurring and/or non-recurring Membership Fee throughout the entire Two (2) months' notice period.

5.4 Extension of Term

(a) If you wish to or not to extend the Term of this Agreement, you must provide at least two (2) months of written notice to the Service Provider prior to the expiry of the current Term. Save and except for Terms that are shorter than three (3) months, you should provide a one (1) month written notice to the Service Provider.

(b) Failing in serving adequate notice, the Service Provider is then entitled to

(i) Garnish the Membership Deposit paid by you;

(ii) Lease your space after the term; and

(iii) In the case of renewal, repropose a new space of the Center to you.

5.5 Prospective Tenants

Subject to you not exercising its option to renew this Term of Agreement in accordance with Clause 5.4 above, at all times during the entire notice period immediately preceding the expiration or earlier determination of the Term of this Agreement hereby created to allow the Service Provider to relet and to permit intending tenants and others, authorized by the Service Provider, to enter and view the Space at any reasonable times of the day.

5.6 Determination

(a) Change in Choice of Space

Subject to the absolute discretion and acceptance by the Service Provider, you may be allowed to move into a new membership agreement with the Service Provider in the event of your request for

a change in Choice of Space. The establishment of the new agreement shall not prejudice your obligations under Clause 6.3.

6. Default and Termination

6.1 Termination

This Agreement shall continue in full force and effect until and unless otherwise terminated by either party according to this Agreement.

6.2 Default

Default will occur in the event of:

(a) any breach on payment of Consideration as per clause 4 above; or

(b) you fail to observe and comply with any of the provisions of this Agreement; or

(c) any reasons whatsoever not due to the fault of the Service Provider including to a breach of any warranty or representations set forth in this Agreement and any material and immaterial breach of terms and conditions of the Rules & Regulations and/or House Rules as may be determined from time to time by the Service Provider; or

(d) any causes of public nuisance by you;

the Service Provider will then be given an option to terminate this Agreement, and/or restrict your access into the Center and/or discontinue your Membership and/or decline to provide any Services or Additional Service to you, and the Service Provider shall be entitled to forfeit the Membership Deposit and to claim from you the Membership Fee for the remaining unexpired Term.

6.3 Parties' Obligations Post- Termination/ Expiry

Upon termination or expiry of this Agreement (whichever earlier),

(a) You agree that no Fee in whatsoever amount is refundable and the Service Provider may exercise their rights and obligations to collect any Fee owing; and

(b) You shall return all properties of the Service Provider, including all Access Device(s) excluding Access Cards; and

(c) You shall remove all the Member's property, and (if any) your Affiliates' (as herein defined) property at the Center, including locker rooms, cupboards, drawers at the Center; and upon reasonable notice, the Service Provider reserves the right to dispose of any property remaining at the Center; and

(d) You shall observe, adhere and comply with surviving **clauses 2.3, 7 and 9** of this Agreement which will survive post-termination or upon expiry of this Agreement.

6.4 Double Rent

Without prejudice to any other rights the Service Provider may have against you, if you fail, neglect, or refuse to yield up and vacate the Space in accordance with Clause 5.3 and/or Clause 5.4 hereof, you agree to pay the Service Provider on a monthly rolling basis, a sum equals to double

the Membership Fee as set out in Schedule 1, from the date of expiration or earlier determination of this Agreement hereby created until you yield up and vacate the Space.

7. Indemnity

7.1 Indemnity

(a) Without prejudice to any other rights and remedies which the Service Provider may have under this Agreement and in law, you and your employers, employees, agents, independent contractors, sole proprietor, assignees, invitees, guests, affiliates; and in the event you are a Company, your parent holding company and subsidiaries of the parent company, its subsidiaries, directors, shareholders, employers, employees, agents, independent contractors, sole proprietor, assignees, affiliates ("Affiliates") undertake to indemnify and hold harmless of the Service Provider on full cost basis against all and any claims, liabilities, suits, litigation, proceedings, prosecutions, fines, penalties, damages, deficiencies, losses, costs, and expenses, special, incidental, exemplary, punitive or monetary damages, loss of profits, expectation or reliance loss, which may be brought, instituted or imposed, direct and indirect regardless on the form of action, whether in contract, tort, specific performance or otherwise (collectively hereinafter "Cause of Action") on the Service Provider or which may be suffered or sustained by the Service Provider as a result or in connection to

(i) any direct act, omission, default, misconduct, carelessness or negligence of you or your employers, employees, agents, independent contractors, sole proprietor, assignees, invitees, guests, affiliates, or

(ii) any breach, non performance or non observance by you of any covenants, undertakings, warranties, representation, obligations, terms, conditions and/or other provisions of this Agreement.

(b) In addition to clause (a) above, you and on behalf of your Affiliates undertake to indemnify and hold harmless of the Service Provider against all and any Causes of Action initiated from the usage of the Services including but not limited to physical damages on the property, fire, physical injuries, food poisoning, loss or theft of intellectual property, loss or damage of data from electricity outage, door access problems, software, non-functioning or air-conditioner and non-functioning of lights.

(c) You agree to indemnify the Service Provider against any damage, liability, loss, cost and expenses incurred by any persons who were brought into the Center by you and you shall not provide any authorization, consent, instructions, undertaking or settlement that requires a material act or admission by the Service Provider without the prior written consent of authorised personnel of the Service Provider; and you hereby indemnify and hold harmless the Service Provider against such authorization, consent, instruction, undertaking or settlement.

7.2 Waiver of Claims

To such extent permitted by the Law, you and on behalf of your Affiliates hereby waive and release all and any of its rights of Cause of Action against the Service Provider, in its individual and/or representative capacity, including but not limited to injury, damage, fire, destruction, frustration, theft, loss, misplacement, wear and tear of any furniture, fixtures, fittings, property, person.

7.3 Third-Party Claims

To such extent permitted by the Law, you acknowledge that the Service Provider is not responsible for any actions of a third party(s) and hereby indemnify Service Provider against any claim, damages, liabilities or losses which you may incur in connection to this Agreement.

7.4 Disclaimer

(a) The Parties agree that the Services are provided at an "as is where is" basis and the Service Provider hereby disclaim all conditions and warranties, express and/or implied, with respect to

(i) Services, including but not limited to representations, by any means, as to the availability, accessibility, operation, performance of Services, or any other products or services accessed via the Services;

(ii) commercial and non-commercial merchantability, quality, fitness, purpose, title, non-infringement, any implied terms and warranties of Services; and

(iii) indemnification arising from a course of dealing, course of performance or trade in connection with this Agreement.

(b) To the extent permitted by law, in no event shall the Service Provider's total cumulative liability of each and every kind under this Agreement exceeds the total Membership Fee paid from you to the Service Provider.

8. Representations and Warranties

8.1 Service Provider representations and warranties

The Service Provider hereby represents and warrants, among others, as follows:

(a) the Service Provider has full authority to execute and perform this Agreement;

(b) once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Service Provider enforceable against him in accordance with its terms upon its execution;

(c) the Service Provider has obtained the lawful authority to operate the Center through a Tenancy Agreement executed and signed with a landlord of the Center;

(d) the Service Provider shall be responsible for the up-keeping of the Center and the provision of the Services and (if applicable) Additional Services.

8.2 Member representations and warranties

You represent and warrants as follows:

(a) you have full authority to execute and perform this Agreement;

(b) once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement hence enforceable against you in accordance with its terms upon its execution;

(c) you will not use the Center for any other purposes other than stipulated in this Agreement and understands and acknowledges that any modification or deviation of this Agreement will incur additional costs solely determined by the Service Provider;

(d) you will observe, comply and adhere strictly to all terms and conditions of this Agreement including its schedules and appendixes herein, House Rules, and (if applicable) additional rules, guidelines, terms, conditions and/or rules at all times during the Term.

9. Confidentiality

9.1 Confidentiality and Best Endeavours

You shall at all times keep confidential this Agreement and procure that your respective employees and agents keep confidential any confidential information which it or they may acquire in relation to this Agreement and shall not use or disclose such information, except with the consent of the Service Provider or in accordance with the order of a court of competent jurisdiction or any regulatory body.

9.2 Permitted Disclosure

Any party may disclose information which would otherwise be confidential if and to the extent –

(a) it is required to do so by law or any regulatory or governmental body to which it is subjected wherever situated;

(b) it considers necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis;

(c) the information has come into the public domain through no fault of that party, and

(d) it is required in or in connection with legal proceedings arising out of this Agreement.

9.3 Personal Data Protection Act 2010 ("PDPA")

(a) The Service Provider will process and may disclose personal data including sensitive personal data (as defined in PDPA) relating to you and your Affiliates, and you consent to the processing and disclosure of such data. You agree to keep the Service Provider informed of any changes to the data at all material times.

(b) A Personal Data Privacy Notice ("Notice") is provided in Schedule 3 of this Agreement.

(c) In any event, should such necessity arises to obtaining consent, authorization or permission of any of your Affiliates in relation to processing and disclosure of personal data, including sensitive personal data (as defined in PDPA), such consent, authorization or permission is deemed to have been obtained by you unless communicated otherwise to the Service Provider.

10. Intellectual Property

10.1 Intellectual Property Rights

All applicable rights, title, interests and benefits thereto including, without limitation, patents, copyrights, trademarks, trade secrets, trade name, logo, patent, invention, registered and unregistered design rights, copyrights, database, database rights and all other similar intellectual property rights of the Service Provider including, without limitation, all copies, customisation, modifications, enhancements, versions, reproductions or translations made thereof ("**Intellectual Property Rights**") shall vest or remain vested in Service Provider at all times.

10.2 Confidential

You shall also keep confidential and not disclose or make use of any part of the Service Provider’s Intellectual Property Rights or the Service Provider’s Know-How or any other confidential information relating to the Services provided by the Service Provider (except to the extent that the Service Provider’s Know-How or any part thereof has come into the public domain otherwise than through unauthorised disclosure by you).

“**Know-How**” means all confidential and proprietary industrial and commercial information and techniques in any form, including but not limited to, drawings, formulae, test, results, procedures, project reports and testing procedures, instructions, training manual, market forecast, and list of particulars of potential competitors, suppliers and members.

11. Contact

11.1 Contact

The Service Provider can be contacted at:

Address: Unit 3.07, Level 3, KL Gateway Mall, No. 2 , Jalan Kerinchi, Pantai Dalam, 59200 Kuala Lumpur, Malaysia.

11.2 Change of Contact

The Service Provider reserves the right to change, amend and modify the contact details in **clause 11.1** above.

12. General

12.1 Entire Agreement

This Agreement including the Recitals and the Schedules contained herein-

(a) constitutes the entire Agreement and understanding between the parties with respect to the matters dealt in this Agreement;

(b) supersedes any other Agreement, letters, correspondence (oral or written or expressed or implied) entered into prior to this Agreement in respect of the matters dealt in this Agreement; and

(c) was not entered into by the parties in reliance of any Agreement, understanding, warranty or representation of any party not expressly contained or referred to in this Agreement.

12.2 Execution

The execution of this Agreement by or on behalf of a party shall constitute authority to the solicitors acting for that party in connection with this Agreement to deliver and date it on behalf of that party.

12.3 Nature of Agreement

(a) Nothing in this Agreement shall be construed as creating a landlord-tenant, lessor-lessee or partnership; and the parties agree hereof that this agreement is the commercial equivalent of an agreement for accommodation in a hotel.

(b) Nothing in this Agreement shall be construed as granting to you or your Affiliates any title, easement, lien, possession or related rights, tenancy interest, leasehold estate or any

property interest at the Center, Space or Services and the parties agree throughout the Term and upon the termination of expiration of this Agreement, whichever later, the Space always remain the property of the Service Provider.

12.4 Successors & assigns

This Agreement shall be binding upon and inure for the benefit of the respective heirs, personal representatives, successors-in-title, permitted assigns or affiliates, as the case may be, of the parties but shall not be assignable by any party without the prior written consent of the other.

12.5 Variation of Agreement

A variation of this Agreement must be in writing and signed by both parties or by persons authorized to sign for them.

12.6 Amendments & additions

No amendment, variation, revocation, cancellation, substitution or waiver of, or addition or supplement to, any of the provisions of this Agreement shall be effective unless it is in writing and signed by both parties.

12.7 Invalidity & severability

If any provision of this Agreement is or may become under any written law, or is found by any court or administrative body of competent jurisdiction to be, illegal, void, invalid, prohibited or unenforceable then-

(a) such provision shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability;

(b) the remaining provisions of this Agreement shall remain in full force and effect; and

(c) the parties shall use their respective best endeavours to negotiate and agree to a substitute provision which is valid and enforceable and achieves to the greatest extent possible of the economic, legal and commercial objectives of such illegal, void, invalid, prohibited or unenforceable term, condition, stipulation, provision, covenant or undertaking.

12.8 Waiver

(a) A party waives any right under this Agreement only if it does so in writing.

(b) A party does not waive any right simply because it –

  (1) fails to exercise the right;

  (2) delays exercising the right; or

  (3) only exercises part of the right.

(c) A waiver of one breach of a term of this Agreement does not operate as a waiver of another breach of the same term or any other term.

12.9 Further action

Each party must promptly sign any document and do anything else that is necessary or reasonably requested by the other party to give full effect to this Agreement.

12.10 Knowledge & acquiescence

Knowledge or acquiescence by any party of, or in, any breach of any of the provisions of this Agreement shall not operate as, or be deemed to be, a waiver of such provisions and, notwithstanding such knowledge or acquiescence, such party shall remain entitled to exercise its rights and remedies under this Agreement, and at law, and to require strict performance of all of the provisions of this Agreement.

12.11 Law

This Agreement is governed by and construed in accordance with the laws of Malaysia.

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Schedule 1 – Agreement Details

Member's Information	
Company Name	MSCI Consulting Sdn Bhd
Company Registration No.	733789-A
Contact Person	Wong Wai Keat
Mailing Address	Unit 5-09, Southview Serviced Apartment, Jalan Kerinchi Kiri 2,
	Kampung Kerinchi, 59200 Kuala Lumpur, Wilayah Persekutuan
Contact No.	+60178838987
Email	stanley.wong@msc-consulting.com.sg

Membership Monthly Fee			
Membership		**Pax**	**Price**
Hot Desk		N/A	N/A
Dedicated Desk		N/A	N/A
PS	Private Suite Base Price (with minimum 1 pax)	1 pax	RM2,400
	Additional Pax (RM 200 / pax up to max. pax capacity)	2 pax	RM400
	Flexi Desk	N/A	N/A
Total Pax / Total Fee		3 pax	RM2,800

Private Suite Number / Max Capacity	Suite 41		4 pax
Terms	Start Date: 1 Mar 2023	End Date: 29 Feb 2024	Months: 12

Security Deposit (Membership Deposit)	
Total Security Deposit	RM4,000
	☑ Deposit payment to be made upon signing of the agreement. ☑ Deposit carried forward from the previous contract. Carried Forward Amount: RM3,000 Top Up Amount: RM1,000

Credit Quota *(*non-refundable, not applicable for any promotion, and non-cumulative per month)*		
Printing Credit (one-off for new member)	RM20/pax [one-off] [new joiner only]	
WORQ Points (per month):	RM800	1 point = RM1 for a meeting room or event space

Additional Products		
Access Card Fee	Qty:	Price:
Day Passes	Qty:	Price:
WORQ Points	Qty:	Price:
Printing Credits (B/W)	Qty:	Price:
Printing Credits (Color)	Qty:	Price:
Locker / Cupboard (keys)	Qty:	Price:
Total (Additional Products)	**RM**	

Additional Notes and Requirement:
Membership Renewal for MSCI Consulting Sdn Bhd for a period of 12 months from 1st March 2023 till 29th February 2024
Rental quoted is for 3pax in a 4pax room
Deposit top up charged at an additional RM1,000 instead of RM3,000 for this renewal only
Additional person within the room capacity will be charged at [RM200] per pax per month
Additional person exceeding the room capacity will be charged at [RM500] per pax per month
Access Card charged as on-off fee (RM20 per access card) x 3 = RM60
10% Discount on our Facilities (e.g. Meeting Rooms, Boardroom)
20% Discount on our Event Hall Bookings
Complimentary mail and package handling
NIL

WORQ Bank Details	
Account Name	Incompleteness Theorem Sdn Bhd
Bank Name	Maybank
Account No.	512222628669
Swift Code	MBBEMYKL

Schedule 2 – Price List

Please be informed that this Price List shall be available to you only upon request, and all prices herein contained shall be subject to change at the absolute and sole discretion of the Service Provider from time to time.

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Schedule 3 - Notice

PRIVACY NOTICE

1.0 General

1.1 At WORQ, we value your privacy and strive to protect your personal information in compliance with the laws of Malaysia.

WORQ will only collect and use your personal information in accordance with such laws (including the Personal Data Protection Act 2010), this Privacy Notice and/or the privacy terms in any agreement(s) that you may have or will enter into with WORQ.

This Privacy Notice explains

a. What kind of personal information we collect and how we collect it;
b. How we use your personal information;
c. The parties that we disclose the personal information to; and
d. The choices we offer, include how to access and update your personal information.

For the purposes of this Privacy Notice, please note that:

a. "Personal information" refers to any information which relates directly or indirectly to you and/or your transactions with us. This information includes your name, address, occupation, contact details, the details of your account(s), the type of products and/or services subscribed to and other necessary information regarding yourself and your transaction(s) with us. For the avoidance of doubt, please note that this Privacy Notice is applicable only if you are an individual.
b. "WORQ" refers to the Service Provider or WORQ or Incompleteness Theorem Sdn Bhd (Company No: 1153116-M), a company incorporated in Malaysia having registered address at Lot 6.08, 6th Floor, Plaza First Nationwide, No 161, Jalan Tun H.S.Lee, 50000 Kuala Lumpur and business address at Unit 3.07, Level 3, KL Gateway Mall, No. 2 , Jalan Kerinchi, Pantai Dalam, 59200 Kuala Lumpur, Malaysia.

1.2 By providing to us your personal information, you hereby consent to the processing of your personal information in accordance with this Privacy Notice.

1.3 If you are a corporation supplying personal information of your directors, shareholders and/or officers to us, please do ensure that you have duly obtained their consent and bring this Privacy Notice to the attention of your directors, shareholders and/or officers whose personal information you are supplying/have been supplied to us.

2.0 What Kind Of Personal Information We Collect And How We Collect It:

2.1 In order to enable us to deal with your inquiries, open and operate an account/facility for you and/or to generally provide you with our products and services, we may need to and/or may be required to collect, record, hold, use, disclose and store (i.e. "process") personal information and financial information about you, including but not limited to personal information:

a. to establish your personal identification and background;
b. to establish your financial standing and creditworthiness (where required); and/or
c. that you provide when you apply for any of our products and services.

2.2 We may obtain this information from yourself and from a variety of sources, including but not limited to:

a. through your relationship with us, for example, the information provided by you in application forms, when signing the Service Agreement, when using our products or services, when taking part in WORQ's customer surveys, competitions and promotions, and during financial reviews;
b. through your verbal and written communications with us and/or our authorised agents;
c. through any videos collected by us and/or our authorised agents;
d. from third parties connected with you, such as employers, joint account holders, guarantors, subject to your prior consent;
e. from an analysis of the way you use and manage your account(s)/facility(ies) with us, from the transactions you make and from the payments which are made to/from your account(s)/facility(ies);
f. from any interactions between WORQ co-working space members through community platforms including but not limited to notice board, social media, WORQ's Facebook, WORQ's Instagram, WORQ online forums and chat applications, WORQ's shared internet access; and/or
g. from such other sources in respect of which you have given your consent to disclose information relating to you and/or where not otherwise restricted.

3.0 <u>How We Use Your Personal Information</u>

3.1 Other than as stated above, we may use your personal information for one or more of the following purposes:

a. to assess your application(s) for our products and services;
b. to verify your financial standing through credit reference checks;
c. to manage and maintain your account(s) and facility(ies) with us;
d. to manage our business and your relationship with us;
e. to better understand your current and future financial needs and your financial situation;
f. to provide you with information on our and 3rd party products, services and offers which may be of interest to you;
g. to improve our products and services and to develop new products and services;
h. to notify you about benefits and changes to the features of products and services;
i. to administer offers, competitions and promotions;
j. to respond to your enquiries and complaints;
k. to improve the quality, efficiency and utilization of WORQ's services;
l. to update, consolidate and improve the accuracy of our records;
m. to produce data, reports and statistics which have been anonymised or aggregated in a manner that does not identify you as an individual;
n. to conduct research for analytical purposes including but not limited to data mining and analysis of your transactions with us;
o. to meet the disclosure requirements of any law binding on WORQ;
p. for audit, compliance and risk management purposes;
q. to assess financial and insurance risks;
r. to transfer or assign our rights, interests and obligations under any of your agreement(s) with us;
s. to protect or enforce our rights to recover any debt owing to us;
t. for crime detection, prevention and prosecution; and/or
u. for any other purpose that is required or permitted by any law, regulations and/or guidelines.

4.0 Disclosure Of Your Personal Information

4.1 As a part of providing you with our products and services and the management and/or operation of the same, we may disclose your personal information (to the extent necessary) to the following third parties:

a. companies and/or organisations that act as our strategic partners, agents, professional advisers and/or any other parties that we may have business or dealings with;
b. companies and/or organisations that assist us in processing and/or otherwise fulfilling transactions that you have requested;
c. companies and/or organisations that assist us in providing value-added services that you have requested;
d. your advisers (including but not limited to accountants, valuers, adjustors, auditors, lawyers, financial advisers or other professional advisers) were authorised by you;
e. any person notified by you as authorised to give instructions or to use the account(s)/facility(ies) or products or services on your behalf; and/or
f. any third party as a result of any restructuring of facilities granted to you or the sale of debts, or the acquisition or sale of any company by WORQ, provided that any recipient uses your information for the same purposes as it was originally supplied to us and/or used by us;
g. any guarantors of security providers for the facility(ies) granted by us to you;
h. any person intending to settle any amounts of money outstanding under the facility(ies) granted by us to you;
i. any rating agency, insurer or insurance broker or direct or indirect provider of credit protection;
j. any financial institutions, merchants, VISA International Services Association, MasterCard International Incorporated and other card associations in relation to any credit card and/or debit card issued to you; and/or
k. any person connected to the enforcement or preservation of any of our rights under your agreement(s) with us,

4.2 All parties mentioned in the clause above may, in turn, disclose your personal information to companies within their group of companies, their affiliates and directors, shareholders, employees of such companies and affiliates, their professional advisers, service providers, strategic partners, regulators and other parties on a "need to know basis" who or which may have business or dealings with them.

4.3 The above shall be subject at all times to any laws (including regulations, standards. guidelines and/or obligations) applicable to the WORQ (whether in or outside Malaysia).

5.0 Disclosure for Marketing Purposes

5.1 Additionally, the individual entities within WORQ may contact you about services and offers, which we believe may be of interest to you or benefit you financially.

5.2 You may tell us at any time if you do not wish to receive marketing communications from us, from individual entities at WORQ by writing to us. Your latest written instructions to us will prevail.

5.3 As for our third-party merchants or strategic partners, we will only contact you for marketing purposes of their services/products if you are opt-in to receive the same from us by completing the consent form available at the servicing branch.

6.0 When Do We Disclose

6.1 Save as set out above, we will otherwise treat your personal information as private and confidential and will not disclose your information to anyone except in any of the following situations:

a. where you have given permission;
b. where we are required or permitted to do so by law;
c. where required or authorised by any order of the court, tribunal or authority, whether governmental or quasi-governmental with jurisdiction over WORQ;
d. where we may transfer rights and obligations under this agreement; and/or
e. where we are required to meet our obligations to any relevant regulatory authority.

7.0 What If Personal Information Provided By You Is Incomplete?

7.1 Where indicated, it is obligatory to provide your personal information to us to enable us to process your application for our products or services. Should you decline to provide such obligatory personal information, we may not be able to process your application/request or provide you with our products or services.

7.2 You need to update us if there are any changes in your personal data otherwise the latest personal data collected from you shall be applicable.

8.0 Your Rights To Access And Correct Your Personal Information

8.1 We can assist you to access and correct your personal information provided to us.

a. You may have access to your personal information by making a request via the access request form available at the Center or any of our branches, subject to payment of the relevant processing fee (if applicable). We will use reasonable efforts to provide you with a copy of the requested personal information within 21 days of receiving your duly completed Access Request Form and the processing fee.
b. Please note that WORQ may have to withhold access to your personal information in certain situations, for example when we are unable to confirm your identity or where information requested is of a confidential commercial nature or in the event we receive repeated requests for the same information. Nevertheless, we will notify you of the reasons for not being able to accede to your request.
c. Where your data access request is successful and you are of the opinion that such personal information held by us is inaccurate, incomplete, misleading or where relevant, not up-to-date, you may make a request to correct such personal information.
d. You can also assist us to keep your personal information (such as your current mailing address) up to date, as it will enable us to serve you better.
e. In the event you wish to correct/update your personal information previously provided to us, please write in or notify us at the address provided below. We will use reasonable efforts to comply with your request to correct your personal information within 21 days of receiving your written request.
f. Please note that WORQ may use its discretion in allowing the correction/update requested or may require further documentary evidence of the new information to avoid fraud and inaccuracy.

9.0 Exercising Your Choices In Respect Of The Disclosure And Use Of Your Personal Information

9.1 Subject always to our contractual rights and obligations under relevant laws and regulations; you may exercise your choice in respect of the disclosure, retention and use of your personal information in respect of WORQ. Should you wish to do so, kindly contact us at:

Address:	Unit 3.07, Level 3, KL Gateway Mall, No. 2 , Jalan Kerinchi, Pantai Dalam, 59200 Kuala Lumpur, Malaysia.
Tel:	+6010 900 6704
Email:	gateway@worq.space

10.0 <u>Enquiries Or Complaints</u>

10.1 Should you have any query, concerns or complaints in relation to this Privacy Notice or how we handle your personal information, kindly contact any of the abovenamed persons.

11.0 <u>Amendment</u>

11.1 This notice may be amended by us by giving the requisite notice in order to comply with regulatory requirements.

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Schedule 4 – Rules and Regulations

You agree and undertake:

(a) To acknowledge that the Center is located inside a quality shopping mall ("**Mall**") and hence will not use or cause or permit to be used in the Center or any part thereof any illegal, unlawful, immoral purposes or for any other purposes other than that contracted in this Agreement which may or potentially may affect the interest or image of the Landlord, the Mall Manager, and/or the reputation of the Mall.

(b) Not to cause the Mall Common Area and the Center to become untidy or dirty but at all times to keep the Mall Common Area free from deposits of materials and refuse.

(c) Not to obstruct, damage, mark, deface or allow to be obstructed, damaged, marked or defaced the Center and/or the various entrances, stairways, corridors, passages, lifts, escalators and all other parts of the Mall.

(d) Not to play or use any musical instrument, loudspeaker, tape recorder, gramophone, radio or other equipment or apparatus that produces sound in the Center so as to be heard outside the Center.

(e) To control the sound or noise level (if any) created from the activities at the Center so as not to create any disturbances or inconvenience to any of the other members of the Center and the Mall and other parts of the Mall.

(f) Not to discharge or permit or suffer to be discharged into any of the pipes serving the Center or any part of the Mall, any oil, grease or other deleterious matter or any substance which might become a source of danger or injury to the drainage system of the Center, the Mall, the land of which the Mall is erected on or any adjoining properties.

(g) Not to cause or permit or suffer to be caused any overflowing, flooding, damage, blocking or stoppage to the drains, pipes, toilets, drainage or sewerage system in and around the Center and/or the Mall.

(h) Not to permit to do or permit to be done any act or thing which may be or become a nuisance annoyance injury disturbance inconvenience or in any way interfere with the quiet occupation and comfort of the Landlord, Mall Manager and/ or any other tenants, occupiers or owners of the Mall and other parts of the Land which the Center is situated on, including but without limitation to the following trade or businesses:-

10.2.1.1.1.1 any trade or business which involves gambling in any form;

10.2.1.1.1.2 a place for public or private auction;

10.2.1.1.1.3 a place for the funeral or religious services of any nature whatsoever or any trade or business relating to the funeral or religious matter;

10.2.1.1.1.4 any trade or business which involves unlawful or illicit drugs or any other drugs without the relevant licence therefor

10.2.1.1.1.5 any trade or business which emit, accumulate and disseminate any unpleasant odour or which accumulate dirt or cause nuisance to the general public and the neighbouring tenants or occupiers

10.2.1.1.1.6 any trade or business dealing with substances and chemicals of an explosive and dangerous character and their by-products; and/or

10.2.1.1.1.7 any trade or business which infringes or violates the trademarks, copyrights, patents or any intellectual proprietary rights of any third party(ies).

(i) To immediately notify the Service Provider when the Member becomes aware that any person who has been infected with ailment, sickness or disease which is contagious had been upon the Center;

(j) To keep the Center free of rodents, insects and pests and in breach whereof, to immediately inform the Service Provider through written notification;

(k) To ensure that no pets and/or animals are kept or brought into the Center and the Mall except for fishes or aquatic animals in aquariums;

(l) To ensure that there is no cooking of food in the Center;

(m) To ensure that the Center is not used as a place of accommodation or for residential purposes;

(n) Not to store, bring, burn or put upon the Center and any part thereof of the Mall, any banned/ hazardous items or things, incense, joss sticks, alter, oil lamps, weapons, arm ammunition, or unlawful goods, gun powder, saltpetre, kerosene and/ or any explosive, combustible substance whatsoever including any items which are banned in Malaysia;

(o) To not interfere with or attempt to control any part of the fire alarm systems, sprinkler systems, escalators, air-conditioning equipment, machinery or equipment which has been or may been installed in the future by the Service Provider and the Mall Manager;

(p) To not do, permit or suffer to be done anything whereby the insurance policy on the Center or the Mall against damage by fire, theft or any other risks may become void or voidable and if so, to make good all damages as may be suffered by the Service Provider at the cost and expenses of the Member, by way of increased premium or otherwise; and

(q) Not to do any act, deed or business whereby the insurance policy taken out in respect of The Center and its furniture, fixtures & fittings, equipment's, etc., is liable to be rendered void or violable or unenforceable.

(r) To take good and reasonable care of the Center and access cards, keys, locker eyes and all other amenities in connection to the Purpose and Services provided in this Agreement.

(s) Not to bring in any furniture fixtures and fittings for their use therein except with prior written consent of the Service Provider.

(t) To observe and conform with all rules, regulations, restrictions and instructions imposed or may be imposed from time to time by the Service Provider, the Mall Manager so as to not contravene any terms contained in this Agreement.

(u) To take all reasonable and good care of the said Center and furniture, fixtures and fittings, equipment, access cards, etc. provided therein and not to cause any damage (other than natural wear and tear) therein or to any part thereof.

(v) Not to carry out any alteration, additions, improvements, repairs or waste at the Center without the approval and consent of the Service Provider.

(w) To strictly abide by the rules and regulations of the Center as intimated to the Member from time to time.

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Schedule 5 – WORQ Internet Policy

a) Internet access will be provided to all WORQ members with a Hot Desk, Dedicated Desk or a Private Suite membership. Wireless internet access will be provided through a member's SSID provided by WORQ.

b) Visitors or event guests will be able to access the internet through a guest SSID provided by WORQ.

c) Any interruptions to the internet connection, if they occur, will be handled as promptly as possible.

d) In the event of an expected or unexpected extended outage, members will be informed and updated by the community team as we work to resolve the issue.

e) WORQ is not responsible for any loss of data, business or any other losses as a result of internet outages.

f) Members are responsible to protect their own computer and data from electrical surges, theft, virus, or other malicious attacks.

g) WORQ does not take any responsibility for the security, content, network distribution, and use of any of the information that is processed, transmitted, received, or any other means communicated through the internet service that is provided in the space.

h) WORQ is not responsible for any damages or losses that are the result of any security breaches of network services from the internet or within the space.

i) Any misuse of the internet and/or network provided is grounds for termination of this Agreement.

j) Member agrees that when participating in or using WORQ's internet/network, the member cannot:

k) Use the internet/network in any manner that could damage, disable, overburden, or impair any of WORQ's server(s) or network(s);

l) Disrupt or significantly slow down the remaining computers in the space through excessive usage of internet services/bandwidth;

m) Use the internet/network in connection with contests, pyramid schemes, chain letters, junk email, spamming, or any duplicative or unsolicited message(s) (commercial or otherwise);

n) Attempt to gain unauthorized access to any accounts, computer systems or networks connected to any WORQ's network or to any of the other member's equipment, through hacking, password mining or by any other means;

o) Publish, post, upload, distribute or disseminate any inappropriate, profane, defamatory, obscene, indecent or unlawful topic, name, material or information on or through WORQ's servers, bandwidth, communication channels, events, and/or WORQ's internet/network;

p) Use any material or information, including images, files, photos, software or other material which are made available through the internet/network in any manner that infringe intellectual property laws, copyright, trademark, patent, trade secret, or other proprietary rights of any party;

q) Upload files that contain viruses, trojan horses, worms, time bombs, corrupted files, or any other similar software or programs that may damage the operation of WORQ's server(s) or network equipments, another's computer or property of other member's equipment;

r) Download any file(s) that cannot be legally reproduced, displayed, performed, and/or distributed in such manner;

s) Harvest, attempt to intercept, store, and/or otherwise collect information about others, including email addresses, without the knowledge and authorization or consent of the disclosing party;

t) Post or transmit content the member does not have the right to post or transmit;

u) Post or transmit content that is unlawful, untrue, stalking, harassing, defamatory, abusive, threatening, obscene, hateful, harmful or otherwise objectionable as determined by WORQ's sole discretion;

v) Use the internet/network to send altered, deceptive or false information;

w) Interfere or attempt to interfere with the access of any user, host or network, including without limitation, sending a "virus", overloading, "flooding", "spamming", "crashing", or "mail bombing" the internet/network of any WORQ's network or website;

x) Install or maintain any computer server or any networking hardware (router, access points, hubs, etc), whether hardware or software which can interfere with WORQ's internet/network.

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Schedule 6 - WORQ Rack Space Rental

1. Terms and Conditions

1.1 The rack might or will be shared with other members;

1.2 WORQ will not be responsible for any breaches of hardware or software that happens to your equipment;

1.3 Members are responsible to protect their own equipment and data from electrical surges, theft, virus, or other malicious attacks;

1.4 WORQ is not responsible for any loss of data, business or any other losses on your equipment as a result of any outages;

1.5 WORQ is not responsible for any damages or losses that are the result of any security breaches of network services from the internet or within the space;

2. Termination

2.1 You may terminate the Agreement for breach if:

2.1.1 We discover that the information you provided for the purpose of establishing the Services is materially inaccurate or incomplete;

2.1.2 We discover you breach WORQ's equipment and other member's equipment whether on hardware or software;

2.1.3 The individual signing the Agreement did not have the legal right or authority to enter into the Agreement on behalf of the person represented to be the customer;

2.1.4 Any misuse of the Internet and/or Services provided is grounds for termination of this Agreement;

2.1.5 Upload files that contain viruses, trojan horses, worms, time bombs, corrupted files, or any other similar software or programs that may damage the operation of WORQ's equipment or other member's.

3. Server Room Access

3.1 WORQ's staff can access the server room at all times.

3.2 Only two (2) staff at any single one time from your company can access the server room during working hours (9am - 6pm):

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Executed as an Agreement:

Signed
for and on behalf of the Service Provider
Incompleteness Theorem Sdn Bhd
in the presence of:

Authorised Signatory

Name: Tharsha Chandran
NRIC No.: 920709-14-5074

Witness

Name : Majorie Hon
NRIC No: 780515-14-5736

Signed
for and on behalf of the **MEMBER**
in the presence of:

Authorised Signatory

Name: Stanley Wong
NRIC No.: 880510-10-5151

Witness

Name : Esther Lung
NRIC No : K2060112P